UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2005 (April 26, 2005)

Crompton Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-30270 (Commission file number)	52-2183153 (IRS employer identification number)

199 Benson Road, Middlebury, Connecticut (Address of principal executive offices)		06749 (Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

          On April 26, 2005, the stockholders of Crompton Corporation approved the 2005 Crompton Corporation Short-Term Incentive Plan (the "Incentive Plan"). The Incentive Plan is intended to constitute a qualified performance-based compensation plan under Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the "Code") and will be administered and interpreted so as to ensure such compliance.

          Section 162(m) of the Code prohibits the deduction by publicly held corporations of compensation other than qualifying performance-based employee compensation, exceeding $1 million that is paid during a year to a company's chief executive officer and the next four most highly compensated executives ("Covered Employees"). To be deductible, such compensation must be paid solely on account of one or more performance goals established by, and the achievement must be certified by, a compensation committee consisting of two or more outside directors. In addition, the material terms of the performance goals used to determine the maximum compensation for the Covered Employees must be disclosed to and approved by the stockholders of the corporation paying the compensation prior to payment.

          The Incentive Plan will be effective as of January 1, 2005. A copy of the Incentive Plan is attached hereto as Exhibit 10.1 and is herein incorporated by reference.

Item 9.01 Financial Statements and Exhibits

          (c)           Exhibits

Exhibit Number	Exhibit Description
10.1	2005 Crompton Corporation Short-Term Incentive Plan, effective January 1, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Crompton Corporation (Registrant)
By /s/ Barry J. Shainman Name: Barry J. Shainman Title: Secretary

Date: April 27, 2005

Exhibit Index

Exhibit Number	Exhibit Description
10.1	2005 Crompton Corporation Short-Term Incentive Plan, effective January 1, 2005